AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this "Amendment") is made and entered into as of December 8, 2010 ("Effective Date"), by and between Cedars-Sinai Medical Center, a California nonprofit public benefit corporation ("CSMC"), and ArrogeneNano Technologies, Inc., a California corporation ("ANTI"). under the following circumstances:

A.

CSMC and ANTI entered into a License Agreement dated December 23, 2009 (the "Agreement"), whereby CSMC granted to ANTI a license in and to certain technology (as defined in the Agreement) pursuant to the terms and conditions of the Agreement.

B.

ANTI has requested and CSMC has agreed to grant an extension of the time periods established in the Agreement.

C.

CSMC has requested and ANTI has agreed to increase the amount of the License Fee to be paid by ANTI pursuant to the terms and conditions of the Agreement.

D.

The parties desire to amend Exhibit A of the Agreement to add a certain new technology to the Licensed Patent Rights licensed to ANTI under the Agreement, as further described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Recitals; Defined Terms. The parties hereby acknowledge and agree that Recitals of this First Amendment are true and accurate. Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.

Amendments to Agreement. The parties hereby agree to the following amendments:

(a)

The time periods set forth in Sections 2.7(a) and 4.1 of the Agreement are hereby extended to June 30, 2011.

(b)

The amount of the License Fee to be paid by ANTI pursuant to Section 4.1 of the Agreement is hereby amended to equal the amount of Forty Thousand Dollars ($40,000).

(c)

Section 5.1 of the Agreement is hereby modified, effective as of the date hereof, to allow ANTI to use the law firm of Lawson & Weitzen whose fees and costs shall be on ANTI's sole account to continue prosecution of the patents and respond to the United States Patent & Trademark Office and any foreign patent offices. CSMC agrees to initiate the transfer of the Patent Rights to Lawson & Weitzen and cooperate with the firm to establish the appropriate relationship with CSMC to enable the firm to perform the requisite Prosecution activities on the Patent Rights.

(d)

An Invention Disclosure form naming Drs. Inoue, Ding, Holler, Black and

Ljubimova received by the CSMC Technology Transfer Office on October, 14, 2010, entitled "Polymalic acid-based nanobiopolymer provides efficient systemic breast cancer treatment by inhibiting both HER2/neu receptor synthesis and activity" with a bar date of December 25, 2010, will be transferred to the patent firm proposed by ANTI ac provided in Section (c) above and ANTI shall ensure that a patent application will be filed with the appropriate patent office on or before the bar date. Schedule A (Patent Rights) of the Agreement is hereby amended to include the patent application to be filed on this new Invention Disclosure.

3.

Other Provisions. This Amendment is a revision to the Agreement only, it is not a novation thereof. Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect. Upon the Effective Date, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof' or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

4.

Reaffirmation of Representations and Warranties. ANTI reaffirms each of its representations and warranties set forth in the Agreement as if such representations and warranties were set forth in full in this Amendment. ANTI also acknowledges to CSMC that, as of the date of this Amendment, it is not in default under the Agreement, nor has it breached any of the provisions of the Agreement. ANTI affirms to CSMC that, as of the date of this Amendment, it does not have any defenses, offsets or counterclaims against CSMC with respect to the Agreement.

S.

Further Assurances. Each of the parties hereto shall execute such further documents and instruments, and do all such further acts, as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Amendment.

6.

Counterparts. This Amendment may be executed in any number of counterparts,

each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signatures on following page'

IN WITNESS WHEREOF, the parties have executed this Amendment to License Agreement as of the day and year first above written.

   ARROGEN NANO TECHNOLOG , INC.

      By  /s/ Maurizio Vecchione

Maurizio Vecchione CEO

 CEDARS-SINAI MEDICAL CENTER

By:  Edward M. Prunchunas

Edward M. Prunchunas

Senior Vice President & CFO

By:  /s/ Richard S. Katzman

Vice President for Academic Affairs